UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011 (December 2, 2011)

Lantis Laser Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-53585	65-0813656
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

41 Howe Lane
Freehold, NJ	07728
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 252-5146

 (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 2, 2011 the registrant (“Lantis Laser”) entered into a Stock Purchase Agreement (the "Agreement") with Raptor Networks Technology, Inc. (RPTN:OTC:QB) ("Raptor") under which Lantis Laser issued 5,000,000 shares of its common stock for 55% of the issued and outstanding shares of the common stock of Raptor.  Under the terms of the Agreement, Raptor will become a subsidiary of Lantis Laser and the officers and directors of Raptor will resign.  Al Pietrangelo, President and CEO of Lantis Laser, will become President and CEO of Raptor and be the sole member of its Board of Directors.  Raptor will make the required filings with the Financial Industry Regulatory Authority ("Finra") and the SEC to amend its charter, conduct a reverse split and issue additional shares of its common stock to allow Lantis Laser to hold 80% of its issued and outstanding shares of common stock on a post-split basis.

The above description is a summary only of the Agreement and is qualified in its entirety by the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Stock Purchase Agreement dated December 2, 2011 between Lantis Laser Inc. and Raptor Networks Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2011	Lantis Laser Inc.

	By:	/s/ Al Pietrangelo
Al Pietrangelo
President and CEO